UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 26, 2016

BANCFIRST CORPORATION
(Exact name of registrant as specified in its charter)

OKLAHOMA	0-14384	73-1221379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Broadway, Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(405) 270-1086

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	On May 26, 2016, BancFirst Corporation (the “Company”) held its annual meeting of shareholders. As of the record date on April 8, 2016, the total number of shares of common stock outstanding and entitled to vote at the annual meeting was 15,533,103, of which 13,786,730 shares were represented at the meeting in person or by proxy. The purpose of the annual meeting was to vote on five proposals: (i) to elect the 19 directors nominated by our board; (ii) to amend the BancFirst Corporation Stock Option Plan to increase the number of shares of common stock that may be issued under the plan by 200,000 shares; (iii) to amend the BancFirst Corporation Non-Employee Directors’ Stock Option Plan to increase the number of shares of common stock that may be issued under the plan by 30,000 shares; (iv) to amend the BancFirst Corporation Directors’ Deferred Stock Compensation Plan to increase the number of shares of common stock that may be issued under the plan by 20,000 shares; and (v) to ratify BKD, LLP as our independent registered public accounting firm. Each of the foregoing proposals was set forth and described in the Notice of Annual Meeting and Proxy Statement of the Company dated April 14, 2016. At the meeting, the shareholders elected all 19 directors; amended the BancFirst Corporation Stock Option Plan; amended the BancFirst Corporation Non-Employee Directors’ Stock Option Plan; amended the BancFirst Corporation Directors’ Deferred Stock Compensation Plan; and ratified our independent auditors.

(b)	The number of votes cast for or against, as well as the number of abstentions and broker non-votes as to each such matter (where applicable), are set forth below:

Description of Proposal	Number of Shares
Proposal No. 1-Election of Directors	For	Withheld	Broker Non-Votes

Dennis L. Brand	12,956,433	120,953	709,344
C.L. Craig, Jr.	12,889,661	187,725	709,344
William H. Crawford	12,923,834	153,552	709,344
James R. Daniel	12,926,652	150,734	709,344
F. Ford Drummond	9,465,817	3,611,569	709,344
William O. Johnstone	12,939,975	137,411	709,344
Frank Keating	13,043,449	33,937	709,344
Dave R. Lopez	13,006,324	71,062	709,344
J. Ralph McCalmont	12,876,974	200,412	709,344
Tom H. McCasland, III	13,002,646	74,740	709,344
Ronald J. Norick	9,435,972	3,641,414	709,344
Paul B. Odom, Jr.	12,877,094	200,292	709,344
David E. Rainbolt	12,970,848	106,538	709,344
H.E. Rainbolt	12,947,091	130,295	709,344
Michael S. Samis	10,387,867	2,689,519	709,344
Natalie Shirley	13,016,523	60,863	709,344
Michael K. Wallace	13,010,211	67,175	709,344
Gregory G. Wedel	13,018,928	58,458	709,344
G. Rainey Williams, Jr.	13,016,018	61,368	709,344

Proposal No. 2- To Amend the	For	Against	Abstained	Broker Non-Votes
BancFirst Corporation Stock Option Plan	12,783,788	213,633	79,965	709,344

Proposal No. 3- To Amend the	For	Against	Abstained	Broker Non-Votes
BancFirst Corporation Non-Employee Directors’ Stock Option Plan	12,763,101	230,633	83,652	709,344

Proposal No. 4- To Amend the	For	Against	Abstained	Broker Non-Votes
BancFirst Corporation Directors’ Deferred Stock Compensation Plan	12,911,594	101,743	64,049	709,344

Proposal No. 5- Ratify Independent	For	Against	Abstained	Broker Non-Votes
Registered Public Accounting Firm	13,771,858	5,058	9,814	-

Item 7.01. Regulation FD Disclosure.

BancFirst Corporation Announces Declaration of Quarterly Dividend on its common stock and an Interest Payment on its BFC Capital Trust II

On May 26, 2016, BancFirst Corporation’s Board of Directors declared a $0.36 per share cash dividend on its common stock. The dividend is payable July 15, 2016, to shareholders of record on June 30, 2016. BancFirst Corporation will also pay the quarterly interest payment on $26.8 million of its 7.20% Junior Subordinated Debentures related to the trust preferred securities issued by its statutory trust subsidiary, BFC Capital Trust II. The trust will use the proceeds of the interest payment to pay a dividend of $0.45 per share on the trust preferred securities, payable July 15, 2016, to shareholders of record on June 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCFIRST CORPORATION
(Registrant)

Date: May 27, 2016	/s/ Kevin Lawrence
Kevin Lawrence
Executive Vice President
Chief Financial Officer
(Principal Financial Officer)